AGREEMENT

        THIS AGREEMENT (this “Agreement”) is made and entered into by and between Trailer Bridge, Inc. (the “Company”) and John D. McCown, Jr. The effective date of this Agreement shall be December 15, 2008 (the “Effective Date”). Capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Employment Agreement (as defined below).

RECITALS

        WHEREAS, the Company employed McCown pursuant to that certain Amended and Restated Employment Agreement dated October 21, 2008 (the “Employment Agreement”);

        WHEREAS, on December 15, 2008 McCown resigned from his position as CEO of the Company;

        WHEREAS, the Company and McCown have mutually agreed that McCown shall be deemed terminated without Cause pursuant to Section 3.1 of the Employment Agreement;

        NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company and McCown now agree as follows:

TERMS OF AGREEMENT

1.     Termination without Cause. McCown’s resignation shall be deemed to be a termination without Cause pursuant to Section 3.1 of the Employment Agreement. Notwithstanding anything to the contrary in the second sentence of Section 3.1 of the Employment Agreement, the severance pay McCown is entitled to under Section 3.1 of the Employment Agreement as a result of the termination without Cause shall be payable in equal periodic installments during the twenty-four months following the date of McCown’s Separation from Service, in accordance with the Company’s normal payroll schedule provided that McCown remains in compliance with his post-employment obligations under the Employment Agreement.

2.     Post-Termination Obligations. All post-termination obligations of McCown and the Company set forth in the Employment Agreement shall remain in full force in effect, including without limitation Sections IV, V and the payment obligations in Section 3.1, as amended hereby. Section VIII shall continue to remain in full force and effect.

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        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date set forth above.

Trailer Bridge, Inc.
By: /s/ Douglas E. Schimmel
Name: Douglas E. Schimmel
Its: Chairman, Compensation Committee
By: /s/ William G. Gotimer, Jr.
Name: William G. Gotimer, Jr.
Its: Executive Vice President and
General Counsel
By: /s/ John D. McCown, Jr.
John D. McCown, Jr.